SUMMER ENERGY HOLDINGS INC
800 BERING DRIVE, SUITE 260
HOUSTON, TX 77057

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Tuesday, June 07, 2016

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Control #: XXXXXXXXXX

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, SUMMER ENERGY HOLDINGS INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommends a vote "For" Proposal 1

1. ELECTION OF DIRECTORS
   1. J. Mace Meeks
   2. Andrew Bursten
2. RATIFICATION OF THE APPOINTMENT OF LLB & ASSOCIATES LTD., LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: **www.colonialstock.com/Summer2016**

HOW TO VOTE

BY INTERNET www.colonialstock.com/Summer2016
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	June 07, 2016 9:30 AM CST
Meeting Location:	SUMMER ENERGY HOLDINGS INC 800 BERING DRIVE, SUITE 260 HOUSTON, TX 77057

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 28, 2016

1. By Phone: (877) 285-8605
2. By Internet: www.colonialstock.com/Summer2016
3. By Email annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.